UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2012

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

ViewPoint Financial Group, Inc. (“the Registrant”) held its annual meeting of shareholders on May 15, 2012. Holders of record of the Registrant’s common stock at the close of business on March 26, 2012, were entitled to vote on four proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant’s shareholders approved the election of Kevin J. Hanigan, Anthony J. LeVecchio and V. Keith Sockwell as directors of the Registrant for a term to expire in the year 2015.

	Kevin J. Hanigan	Anthony J. LeVecchio	V. Keith Sockwell
For	25,729,305	25,711,036	25,193,666
Withheld	407,279	425,548	942,918
Broker Non-Votes	1,613,938	1,613,938	1,613,938

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant’s shareholders approved the ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	26,782,657
Against	937,745
Abstain	30,120

Proposal 3 – Shareholder Advisory Vote as to the Compensation of the Registrant’s Executives

A majority of the Registrant’s shareholders, in a non-binding advisory vote, voted for the compensation of the Registrant’s named executive officers.

For	25,701,828
Against	262,186
Abstain	172,570
Broker Non-Votes	1,613,938

Proposal 4 – Approval of the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan

The Registrant’s shareholders approved the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan.

For	24,176,872
Against	1,868,240
Abstain	91,472
Broker Non-Votes	1,613,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: May 18, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

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